Exhibit 10.34
RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
GATES INDUSTRIAL CORPORATION PLC
2018 OMNIBUS INCENTIVE PLAN
TIME-BASED VESTING AWARD
(Employee)
Gates Industrial Corporation plc (the “Company”), pursuant to its 2018 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below, the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]

Date of Grant:	[Insert Date of Grant]
Number of

Restricted Stock Units:	[Insert No. of Restricted Stock Units Granted]

Vesting Schedule:	Provided the Participant has not undergone a Termination at the time of each applicable vesting date (or event):

•	1/3 of the Restricted Stock Units will vest on [Insert Date];

•	1/3 of the Restricted Stock Units will vest on [Insert Date]; and

•	the remaining unvested Restricted Stock Units will vest on [Insert Date];
provided, however, that in the event that (i) prior to a Change in Control, the Participant undergoes a Termination as a result of such Participant’s death or Disability, or (ii) on or following a Change in Control, such Participant undergoes a Termination by the Service Recipient without Cause, by such Participant by reason of Constructive Termination (as defined in the Company’s Executive Change in Control Plan), or as a result of such Participant’s death or Disability, such Participant shall fully vest in such Participant’s Restricted Stock Units to the extent not then vested or previously forfeited or cancelled.

*    *    *

[Signature Page to Restricted Stock Unit Award –Executive Officer)]

GATES INDUSTRIAL CORPORATION PLC
___________________________________
By: Jamey S. Seely
Title: Executive Vice President, General Counsel & Corporate Secretary

[Signature Page to Restricted Stock Unit Award (Executive Officer)]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.
PARTICIPANT1
________________________________

_____________________________________
1 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant's signature hereto.

[Signature Page to Restricted Stock Unit Award –Executive Officer)]

TIME-BASED RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
GATES INDUSTRIAL CORPORATION PLC
2018 OMNIBUS INCENTIVE PLAN
(Employee)
Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the Gates Industrial Corporation plc 2018 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Gates Industrial Corporation plc (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1. Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one Ordinary Share). The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.
2. Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice.
3. Settlement of Restricted Stock Units. The Company will procure delivery to the Participant as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, either one Ordinary Share or the cash value of one Ordinary Share for each Restricted Stock Unit (as adjusted under the Plan, as applicable, and subject to Section 8 below) which becomes vested hereunder and such vested Restricted Stock Unit shall be cancelled upon such delivery. Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any Ordinary Shares as contemplated by this Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Ordinary Shares are listed for trading. Such compliance shall include the requirement for the Participant to pay the par value of each Ordinary Share for each Restricted Stock Unit which has become vested hereunder.
4. Treatment of Restricted Stock Units Upon Termination. The provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof. Unless otherwise provided by the Committee, in the event of a Participant’s Termination for any reason (other than as set forth in the Grant Notice) prior to the time that such Participant’s Restricted Stock Units have vested, (a) all vesting with respect to such Participant’s Restricted Stock Units shall cease and (b) immediately following such Termination, all unvested Restricted Stock Units shall be forfeited to the Company.
5. Participant. Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
6. Non-Transferability. The Restricted Stock Units may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, unless such transfer is by will, by the laws of descent and distribution or other applicable law, or specifically required pursuant to a domestic relations order, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or any other member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

7. Rights as Shareholder; Dividend Equivalents. The Participant or a permitted transferee in accordance with Section 13(b) of the Plan shall have no rights as a shareholder with respect to any Ordinary Share underlying a Restricted Stock Unit (including no rights with respect to voting or to receive dividends or dividend equivalents) unless and until the Participant shall have become the holder of record or the beneficial owner of such Ordinary Share, and no adjustment shall be made for dividends or distributions or other rights in respect of such Ordinary Share for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof. The Restricted Stock Units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on Ordinary Shares. Such dividend equivalents will be provided in Ordinary Shares having a Fair Market Value on the date that the Restricted Stock Units are settled equal to the amount of such applicable dividends, and shall be payable at the same time as the Restricted Stock Units are settled in accordance with Section 4 below. In the event that any Restricted Stock Unit is forfeited by its terms, the Participant shall have no right to dividend equivalent payments in respect of such forfeited Restricted Stock Units.
8. Tax Withholding and Payment of Par Value. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof. The Participant shall satisfy such Participant’s withholding liability, if any, referred to in Section 13(d) of the Plan by way of a settlement procedure effected by the settlement of the Award in a combination of: (i) Ordinary Shares; and (ii) cash (based on the Fair Market Value of the Ordinary Shares on the day prior to vesting), where the amount of cash is sufficient to pay (A) the par value of each Ordinary Share delivered pursuant to the award, and (B) all applicable required minimum income, employment, and/or other applicable taxes and employee and, if applicable, employer social security contributions that are statutorily required to be withheld with respect to an Award.
9. Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
10. No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Service Recipient.
11. Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
12. Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
13. Governing Law/Venue. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Colorado.
14. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.

15. Section 409A. It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.